Exhibit 99.1

KCS: Ashley Thorne, 816-983-1530, athorne@kcsouthern.com

Kansas City Southern Reports Record Fourth Quarter and Full-Year 2018 Results

Fourth Quarter 2018 Results

•	Record fourth quarter revenues of $694 million, an increase of 5% from fourth quarter 2017

•	Reported operating income of $256 million. Record fourth quarter adjusted operating income of $248 million, excluding a gain on insurance recoveries related to hurricane damage

•	Reported operating ratio of 63.1%, compared to 64.0% in fourth quarter 2017. Adjusted operating ratio of 64.3%

•	Reported diluted earnings per share of $1.59. Record fourth quarter adjusted diluted earnings per share of $1.56, 13% higher than a year ago

Kansas City, Mo., January 18, 2019. Kansas City Southern (KCS) (NYSE:KSU) reported record fourth quarter 2018 revenues of $694 million, an increase of 5% from fourth quarter 2017 while carload volumes remained flat compared to prior year.

Reported operating expenses in the fourth quarter of 2018 were $438 million. Excluding a gain on insurance recoveries related to damage and service interruptions from Hurricane Harvey in 2017, adjusted operating expenses were $446 million, 6% higher than 2017. Adjusted operating income was $248 million, 4% higher than a year ago. KCS reported an adjusted fourth quarter operating ratio of 64.3%, 30 basis points higher than prior year.

Reported net income in the fourth quarter of 2018 was $162 million, or $1.59 per diluted share. As presented in the following reconciliations, adjusted diluted earnings per share was a fourth quarter record $1.56, 13% higher than a year ago.

For the full year of 2018, KCS achieved record revenues, adjusted operating income and adjusted diluted earnings per share. Revenue was $2.7 billion, up 5% from 2017, on 2% carload growth. Full year 2018 operating income was $986 million. Excluding a gain on insurance recoveries, adjusted operating income was $968 million, a 5% increase over prior year. The Company’s 2018 adjusted operating ratio was 64.3%, unchanged from 2017.

Reported net income in 2018 was $629 million, or $6.13 per diluted share. As presented in the following reconciliations, adjusted diluted earnings per share was a record $5.97, 14% higher than a year ago.

“While we delivered record revenues, adjusted operating income and adjusted earnings per share, 2018 did not meet our own expectations for financial or operational performance” stated President and Chief Executive Officer Patrick J. Ottensmeyer. “In addition, we did not meet the expectations of our customers or shareowners, particularly in the areas of customer service and growth.

“KCS has entered 2019 with a renewed and heightened focus on operational excellence. Throughout the year, we will implement principles of the Precision Scheduled Railroading (PSR) methodology that are most applicable to our network.  We expect this focus on operational excellence and PSR principles to help drive improvement in asset utilization, cost and capital efficiency and customer satisfaction.

“As we look forward, our confidence in topline growth and operational improvement is strong, supporting our outlook for an operating ratio of 60% to 61% by the year 2021.”

GAAP Reconciliations
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings per Share to Adjusted
Diluted Earnings per Share	Three Months Ended December 31, 2018
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$222.1	$60.3	$161.8	$1.59
Adjustments for:
Gain on insurance recoveries related to
hurricane damage	(8.5)	(2.0)	(6.5)	(0.06)
Foreign exchange loss	8.5	2.6	5.9	0.05
Foreign exchange component of income taxes	—	2.5	(2.5)	(0.02)
Adjusted	$222.1	$63.4	158.7
Less: Noncontrolling interest			(0.7)
Adjusted net income available to common
stockholders - see (a) below			$158.0	$1.56

	Three Months Ended December 31, 2017
	Income Before Income Taxes	Income Tax (Benefit) Expense	Net Income	Diluted Earnings per Share
As reported	$193.2	$(359.2)	$552.4	$5.33
Adjustments for:
Foreign exchange loss	20.1	6.1	14.0	0.14
Foreign exchange component of income taxes	—	8.2	(8.2)	(0.08)
Tax Cuts and Jobs Act	—	414.4	(414.4)	(4.01)
Adjusted	$213.3	$69.5	143.8
Less: Noncontrolling interest			(0.7)
Adjusted net income available to common
stockholders - see (a) below			$143.1	$1.38

GAAP Reconciliations (continued)
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings per Share to Adjusted
Diluted Earnings per Share	Year Ended December 31, 2018
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$886.9	$257.5	$629.4	$6.13
Adjustments for:
Gain on insurance recoveries related to
hurricane damage	(17.9)	(4.2)	(13.7)	(0.13)
Debt retirement costs	2.2	0.7	1.5	0.02
Foreign exchange gain	(7.8)	(2.3)	(5.5)	(0.05)
Foreign exchange component of income taxes	—	(21.7)	21.7	0.21
Tax Cuts and Jobs Act	—	20.9	(20.9)	(0.21)
Adjusted	$863.4	$250.9	612.5
Less: Noncontrolling interest and preferred
stock dividends			(2.2)
Adjusted net income available to common
stockholders - see (a) below			$610.3	$5.97

	Year Ended December 31, 2017
	Income Before Income Taxes	Income Tax (Benefit) Expense	Net Income	Diluted Earnings per Share
As reported	$874.3	$(89.6)	$963.9	$9.16
Adjustments for:
Foreign exchange gain	(41.7)	(12.5)	(29.2)	(0.28)
Foreign exchange component of income taxes	—	(31.6)	31.6	0.30
Tax Cuts and Jobs Act	—	413.0	(413.0)	(3.93)
Adjusted	$832.6	$279.3	553.3
Less: Noncontrolling interest and preferred
stock dividends			(2.1)
Adjusted net income available to common
stockholders - see (a) below			$551.2	$5.25

GAAP Reconciliations (continued)
($ in millions)

Reconciliation of Operating Expenses to Adjusted	Three Months Ended		Years Ended
Operating Expenses	December 31,		December 31,
	2018	2017	2018	2017
Operating expenses as reported	$437.6	$422.6	$1,727.7	$1,661.3
Adjustment for gain on insurance recoveries
related to hurricane damage	8.5	—	17.9	—
Adjusted operating expenses - see (b) below	$446.1	$422.6	$1,745.6	$1,661.3

Operating income as reported	$256.4	$237.8	$986.3	$921.6
Adjusted operating income - see (b) below	247.9	237.8	968.4	921.6

Operating ratio (c) as reported	63.1%	64.0%	63.7%	64.3%
Adjusted operating ratio - see (b) and (c) below	64.3%	64.0%	64.3%	64.3%

(a)
The Company believes adjusted diluted earnings per share is meaningful as it allows investors to evaluate the Company's performance for different periods on a more comparable basis by excluding the impact of changes in foreign currency exchange rates, the impact of and adjustments to 2017 provisional income tax benefit for the Tax Cuts and Jobs Act, and items that are not directly related to the ongoing operations of the Company. The income tax expense impacts related to these adjustments are calculated at the applicable statutory tax rate.

(b)
The Company believes adjusted operating expenses, operating income and operating ratio are meaningful as they allow investors to evaluate the Company's performance for different periods on a more comparable basis by excluding items that are not directly related to the ongoing operations of the Company.

(c)	Operating ratio is calculated by dividing operating expenses by revenues; or in the case of adjusted operating ratio, adjusted operating expenses divided by revenues.

Headquartered in Kansas City, Mo., Kansas City Southern (KCS) (NYSE: KSU) is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S.  Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  KCS' North American rail holdings and strategic alliances with other North American rail partners are primary components of a unique railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.  More information about KCS can be found at www.kcsouthern.com

This news release contains “forward-looking statements” within the meaning of the securities laws concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur.  Words such as “projects,” “estimates,” “forecasts,” “believes,” “intends,” “expects,” “anticipates,” and similar expressions are intended to identify many of these forward-looking statements.  Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date hereof.  Differences that actually occur could be caused by a number of external factors over which management has little or no control, including: competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; loss of the rail concession of KCS’ subsidiary, Kansas City Southern de México, S.A. de C.V.; the termination of, or failure to renew, agreements with customers, other railroads and third parties; access to capital; disruptions to KCS’ technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; market and regulatory responses to climate change; legislative and regulatory developments and disputes; rail accidents or other incidents or accidents on KCS’ rail network or at KCS’ facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; fluctuation in prices or availability of key materials, in particular diesel fuel; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; unavailability of qualified personnel; labor difficulties, including strikes and work stoppages; acts of terrorism or risk of terrorist activities; war or risk of war; domestic and international economic, political and social conditions; the level of trade between the United States and Asia or Mexico; fluctuations in the peso-dollar exchange rate; increased demand and traffic congestion; the outcome of claims and litigation involving KCS or its subsidiaries; and other factors affecting the operation of the business.  More detailed information about factors that could affect future events may be found in filings by KCS with the Securities and Exchange Commission, including KCS’ Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 1-4717) and subsequent reports.  Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  KCS is not obligated to update any forward-looking statements to reflect future events or developments.

Kansas City Southern and Subsidiaries
Consolidated Statements of Income
(In millions, except share and per share amounts)
(Unaudited)
	Three Months Ended		Years Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues	$694.0	$660.4	$2,714.0	$2,582.9
Operating expenses:
Compensation and benefits	128.3	122.2	495.7	493.8
Purchased services	51.5	47.2	200.7	193.7
Fuel	91.2	81.7	348.2	316.1
Mexican fuel excise tax credit	(11.1)	(8.5)	(37.7)	(44.1)
Equipment costs	30.2	35.9	126.1	129.2
Depreciation and amortization	89.6	79.3	346.7	320.9
Materials and other	66.4	64.8	265.9	251.7
Gain on insurance recoveries related to hurricane damage	(8.5)	—	(17.9)	—
Total operating expenses	437.6	422.6	1,727.7	1,661.3
Operating income	256.4	237.8	986.3	921.6
Equity in net earnings of affiliates	0.8	1.8	2.6	11.5
Interest expense	(28.2)	(25.3)	(110.0)	(100.2)
Debt retirement costs	—	—	(2.2)	—
Foreign exchange gain (loss)	(8.5)	(20.1)	7.8	41.7
Other income (expense), net	1.6	(1.0)	2.4	(0.3)
Income before income taxes	222.1	193.2	886.9	874.3
Income tax expense (benefit)	60.3	(359.2)	257.5	(89.6)
Net income	161.8	552.4	629.4	963.9
Less: Net income attributable to noncontrolling interest	0.7	0.7	2.0	1.9
Net income attributable to Kansas City Southern and subsidiaries	161.1	551.7	627.4	962.0
Preferred stock dividends	—	—	0.2	0.2
Net income available to common stockholders	$161.1	$551.7	$627.2	$961.8

Earnings per share:
Basic earnings per share	$1.59	$5.35	$6.16	$9.18
Diluted earnings per share	$1.59	$5.33	$6.13	$9.16

Average shares outstanding (in thousands):
Basic	101,098	103,038	101,852	104,728
Potentially dilutive common shares	418	393	418	312
Diluted	101,516	103,431	102,270	105,040

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Fourth Quarter 2018 and 2017

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Fourth Quarter		%	Fourth Quarter		%	Fourth Quarter		%
	2018	2017	Change	2018	2017	Change	2018	2017	Change

Chemical & Petroleum
Chemicals	$57.3	$57.5	—	24.5	26.2	(6%)	$2,339	$2,195	7%
Petroleum	70.6	48.8	45%	35.4	24.7	43%	1,994	1,976	1%
Plastics	36.1	31.4	15%	18.6	16.8	11%	1,941	1,869	4%
Total	164.0	137.7	19%	78.5	67.7	16%	2,089	2,034	3%

Industrial & Consumer Products
Forest Products	64.8	65.8	(2%)	28.7	30.5	(6%)	2,258	2,157	5%
Metals & Scrap	50.3	52.8	(5%)	26.3	29.1	(10%)	1,913	1,814	5%
Other	24.4	28.5	(14%)	21.6	24.5	(12%)	1,130	1,163	(3%)
Total	139.5	147.1	(5%)	76.6	84.1	(9%)	1,821	1,749	4%

Agriculture & Minerals
Grain	80.8	70.2	15%	37.5	36.3	3%	2,155	1,934	11%
Food Products	38.3	40.0	(4%)	15.4	15.7	(2%)	2,487	2,548	(2%)
Ores & Minerals	4.8	5.0	(4%)	6.2	5.6	11%	774	893	(13%)
Stone, Clay & Glass	7.8	6.5	20%	3.4	3.1	10%	2,294	2,097	9%
Total	131.7	121.7	8%	62.5	60.7	3%	2,107	2,005	5%

Energy
Utility Coal	28.7	38.5	(25%)	31.3	43.2	(28%)	917	891	3%
Coal & Petroleum Coke	11.0	10.1	9%	16.3	16.1	1%	675	627	8%
Frac Sand	7.0	13.3	(47%)	4.5	8.2	(45%)	1,556	1,622	(4%)
Crude Oil	18.6	7.9	135%	11.3	6.2	82%	1,646	1,274	29%
Total	65.3	69.8	(6%)	63.4	73.7	(14%)	1,030	947	9%

Intermodal	98.2	97.4	1%	268.3	258.5	4%	366	377	(3%)

Automotive	59.9	60.6	(1%)	38.9	40.9	(5%)	1,540	1,482	4%

TOTAL FOR COMMODITY GROUPS	658.6	634.3	4%	588.2	585.6	—	$1,120	$1,083	3%

Other Revenue	35.4	26.1	36%

TOTAL	$694.0	$660.4	5%

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Years Ended December 31, 2018 and 2017

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Years Ended		%	Years Ended		%	Years Ended		%
	2018	2017	Change	2018	2017	Change	2018	2017	Change

Chemical & Petroleum
Chemicals	$236.3	$225.1	5%	103.5	107.9	(4%)	$2,283	$2,086	9%
Petroleum	241.9	186.0	30%	120.3	94.6	27%	2,011	1,966	2%
Plastics	143.9	128.8	12%	74.1	71.0	4%	1,942	1,814	7%
Total	622.1	539.9	15%	297.9	273.5	9%	2,088	1,974	6%

Industrial & Consumer Products
Forest Products	268.0	255.8	5%	119.8	118.9	1%	2,237	2,151	4%
Metals & Scrap	208.2	223.3	(7%)	114.0	120.1	(5%)	1,826	1,859	(2%)
Other	114.8	109.2	5%	91.1	90.9	—	1,260	1,201	5%
Total	591.0	588.3	—	324.9	329.9	(2%)	1,819	1,783	2%

Agriculture & Minerals
Grain	289.9	278.1	4%	144.1	146.0	(1%)	2,012	1,905	6%
Food Products	145.7	151.1	(4%)	59.5	62.6	(5%)	2,449	2,414	1%
Ores & Minerals	20.9	19.9	5%	24.8	22.7	9%	843	877	(4%)
Stone, Clay & Glass	29.9	28.3	6%	13.5	13.0	4%	2,215	2,177	2%
Total	486.4	477.4	2%	241.9	244.3	(1%)	2,011	1,954	3%

Energy
Utility Coal	117.3	166.3	(29%)	125.6	175.7	(29%)	934	946	(1%)
Coal & Petroleum Coke	44.3	40.8	9%	63.4	62.4	2%	699	654	7%
Frac Sand	37.4	51.8	(28%)	24.2	32.7	(26%)	1,545	1,584	(2%)
Crude Oil	57.3	24.9	130%	35.4	20.9	69%	1,619	1,191	36%
Total	256.3	283.8	(10%)	248.6	291.7	(15%)	1,031	973	6%

Intermodal	382.8	363.8	5%	1,030.4	975.1	6%	372	373	—

Automotive	253.2	230.8	10%	161.9	155.5	4%	1,564	1,484	5%

TOTAL FOR COMMODITY GROUPS	2,591.8	2,484.0	4%	2,305.6	2,270.0	2%	$1,124	$1,094	3%

Other Revenue	122.2	98.9	24%

TOTAL	$2,714.0	$2,582.9	5%